As filed with the Securities and Exchange Commission on April 7, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PATRIOT NATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	6411	46-4151376
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

401 East Las Olas Boulevard, Suite 1650

Fort Lauderdale, Florida 33301

(954) 670-2900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Steven M. Mariano

President and Chief Executive Officer

401 East Las Olas Boulevard, Suite 1650

Fort Lauderdale, Florida 33301

(954) 670-2900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Gary Horowitz, Esq. Lesley Peng, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Christopher A. Pesch, Esq. Executive Vice President, General Counsel, Chief Legal Officer and Secretary 401 East Las Olas Boulevard, Suite 1650 Fort Lauderdale, Florida 33301 (954) 670-2900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-209010

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $0.001 par value per share, issuable upon exercise of Series B warrants	290,371	$7.70	$2,235,857	$225.15(4)

(1)	Represents shares offered by the selling stockholders. Includes an indeterminable number of additional shares of common stock, pursuant to Rule 416 under the Securities Act of 1933, as amended, that may be issued upon the exercise of warrants as a result of the operation of antidilution provisions contained in such warrants and offered by selling stockholders.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on the average of the high and low price of the Registrant’s common stock on March 31, 2016, as reported on the New York Stock Exchange.
(3)	Calculated in accordance with Rule 457(o).
(4)	A registration fee in the aggregate amount of $9,264 was previously paid by the Registrant in connection with the filing of a Registration Statement on Form S-1 (Registration No. 333-207267), first filed on October 5, 2015 and subsequently withdrawn prior to the sale of any securities thereunder. Pursuant to Rule 457(p) under the Securities Act, the Registrant previously applied $6,346.53 of the previously paid filing fee against amounts due in connection with the filing of the Registration Statement on Form S-1 (Registration No. 333-209010). Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby applies $225.15 of the previously paid filing fee against amounts due herewith.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Patriot National, Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to and all documents incorporated by reference therein, the Registrant’s Registration Statement on Form S-1 (File No. 333-209010), as amended by Post-Effective Amendment No. 1 thereto, which Post-Effective Amendment was declared effective by the Commission on March 24, 2016.

Exhibit Number	Description

5.1	Opinion of Simpson Thacher & Bartlett LLP

23.1	Consent of BDO USA, LLP

23.2	Consent of Mayer Hoffman McCann P.C.

23.3	Consent of Goldstein Schecter Koch, P.A.

23.4	Consent of Simpson Thacher & Bartlett LLP (included in the opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included in the signature page to the Registration Statement on Form S-1 filed on January 15, 2016 (File No. 333-209010) and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on April 7, 2016.

PATRIOT NATIONAL, INC.

By:	/s/ Steven M. Mariano

Name:	Steven M. Mariano
Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Capacity	Date

/s/ Steven M. Mariano Steven M. Mariano	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 7, 2016

/s/ Thomas Shields Thomas Shields	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 7, 2016

/s/ Michael J. Corey Michael J. Corey	Director	April 7, 2016

* John R. Del Pizzo	Director	April 7, 2016

* Austin J. Shanfelter	Director	April 7, 2016

* Quentin P. Smith	Director	April 7, 2016

* Charles H. Walsh	Director	April 7, 2016

*By:	/s/ Christopher A. Pesch
Name: Christopher A. Pesch
Title: Attorney-in-Fact

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